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                                                                     Exhibit 4.5

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                  FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of November 13, 1998 ("AGREEMENT"), by and among TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "COMPANY"), BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership ("BRS"), Richard Pyle, Mark Smith, Robert Giardina, and Alexander Alimanestianu (collectively, the "EXECUTIVES"), CANTERBURY MEZZANINE CAPITAL, L.P., a Delaware limited partnership ("CANTERBURY"), CANTERBURY DETROIT PARTNERS, L.P., a Delaware limited partnership ("CANTERBURY Detroit" and, together with Canterbury, the "CANTERBURY GROUP"), FARALLON CAPITAL PARTNERS, L.P., a California limited partnership ("FCP"), FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P., a California limited partnership ("FCIP"), RR CAPITAL PARTNERS, L.P., a Delaware limited partnership ("RRC"), FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P., a California limited partnership ("FII" and, together with FCP, FCIP, and RRC, the "FARALLON INVESTORS", and individually, a "FARALLON INVESTOR"), and ROSEWOOD CAPITAL, L.P., a Delaware limited partnership (the "ROSEWOOD INVESTOR").

                  WHEREAS, the Company, BRS, the Executives, Canterbury, the Farallon Investors and certain other shareholders of the Company are parties to that certain Registration Rights Agreement, dated as of December 10, 1996 (as amended from time to time, the "REGISTRATION RIGHTS AGREEMENT"; capitalized terms used and not otherwise defined herein having the definitions provided therefor in the Registration Rights Agreement).

                  WHEREAS, Canterbury Detroit has acquired a warrant (together with all warrants issued in substitution or replacement therefor, the "DETROIT WARRANT") exercisable for shares of the Company's Class A Common, pursuant to the Warrant Agreement, dated as of the date hereof, by and among Canterbury Detroit, Canterbury and the Company (as the same may be amended, restated or modified from time to time, the "SECOND WARRANT AGREEMENT").

                  WHEREAS, Canterbury has acquired warrants (together with all warrants issued in substitution or replacement therefor, the "MEZZANINE WARRANT") exercisable for shares of Class A Common pursuant to the Second Warrant Agreement

                  WHEREAS, (i) the Farallon Investors intend to acquire warrants (together with all warrants issued in substitution or replacement therefor, the "FARALLON WARRANT") exercisable for shares of Class A Common, and (ii) the Rosewood Investor intends to acquire a warrant (together with all warrants issued in substitution or replacement therefor, the "ROSEWOOD WARRANT") exercisable for shares of Class A Common, in each case, pursuant to the Warrant Agreements to be entered into by and among the Farallon Investors, the Rosewood Investor and the Company, substantially in same form as the Second Warrant Agreement (as the same may be amended, restated or modified from time to time, the "THIRD WARRANT AGREEMENTS").



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                  WHEREAS, the Farallon Investors and the Rosewood Investor
intend to acquire shares of the Company's Senior Preferred Stock pursuant to the Second Senior Preferred Stock Purchase Agreement to be entered into by and among the Company, the Farallon Investors, and the Rosewood Investor substantially in the same form as the Stock Purchase Agreement, dated as of the date hereof, by and among the Company, Canterbury Mezzanine, and Canterbury Detroit (as the same may be amended, restated or modified from time to time, the "SECOND SENIOR PREFERRED STOCK PURCHASE AGREEMENT").

                  WHEREAS, the parties hereto wish to amend the Registration Rights Agreement in accordance with the terms thereof as provided herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1. AMENDMENTS TO SECTION 1X"DEFINITIONS". (a) Section 1 of the Registration Rights Agreement is hereby amended by inserting the following definitions in alphabetical order in such Section 1:

                  "DETROIT WARRANT" means that certain stock purchase warrant (together with all warrants issued in substitution or replacement therefor) issued by the Company to Canterbury Detroit pursuant to the terms and conditions of the Second Warrant Agreement and exercisable for shares of Class A Common.

                  "FARALLON WARRANT" means that certain stock purchase warrant (together with all warrants issued in substitution or replacement therefor) exercisable for shares of Class A Common issued by the Company to the Farallon Investors pursuant to the Third Warrant Agreements.

                  "MEZZANINE WARRANT" means that certain stock purchase warrant (together with all warrants issued in substitution or replacement therefor) issued by the Company to Canterbury pursuant to the terms and conditions of the Second Warrant Agreement and exercisable for shares of Class A Common.

                  "ROSEWOOD REGISTRABLE SECURITIES" means (i) any shares of Common Stock issued or issuable, whether upon conversion of any shares of Senior Preferred Stock or upon exercise of any portion of the Rosewood Warrant, or otherwise, to the Rosewood Investor or its affiliates or partners on or after the date hereof and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Rosewood Registrable Securities whenever such Person has the right to acquire directly or indirectly



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such Rosewood Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. Such securities will cease to be Rosewood Registrable Securities when sold pursuant to Rule 144 or any offering registered under the Securities Act.

                  "ROSEWOOD WARRANT" means that certain stock purchase warrant (together with all warrants issued in substitution or replacement therefor) exercisable for shares of Class A Common issued by the Company to the Rosewood Investor pursuant to the Third Warrant Agreements.

                  "SECOND WARRANT AGREEMENT" means that certain Warrant Agreement, dated as of the date hereof, by and among Canterbury Detroit, Canterbury, and the Company (as the same may be amended, restated or modified from time to time).

                  "SENIOR PREFERRED STOCK" means the Company's Senior Preferred Stock, par value $1.00 per share.

                  "SHAREHOLDER WARRANTS" means the Warrant, the Mezzanine Warrant, the Detroit Warrant, the Farallon Warrant (when and if issued), and the Rosewood Warrant (when and if issued).

                  "THIRD WARRANT AGREEMENTS" means the Warrant Agreements to be entered into by and among the Farallon Investors, the Rosewood Investor, and the Company substantially in the same form as the Second Warrant Agreement (as the same may be amended, restated or modified from time to time) (when and if executed and delivered by the parties thereto).

         (b) Section 1 of the Registration Rights Agreement is hereby amended by deleting the definitions of "Canterbury Registrable Securities", "Farallon Registrable Securities", and "Registrable Securities" and substituting the following definitions therefor:

                  "CANTERBURY REGISTRABLE SECURITIES" means (i) any shares of Common Stock held by Canterbury or Canterbury Detroit or issued or issuable, whether upon conversion of any shares of Senior Preferred Stock or upon exercise of any portion of the Warrant, the Detroit Warrant, or the Mezzanine Warrant, or otherwise, to Canterbury, Canterbury Detroit, or their respective affiliates or partners on or after December 10, 1996 and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Canterbury Registrable Securities whenever such Person has the right to acquire directly or indirectly such Canterbury Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. Such


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securities will cease to be Canterbury Registrable Securities when sold pursuant to Rule 144 or any offering registered under the Securities Act.

                  "FARALLON REGISTRABLE SECURITIES" means (i) any shares of Common Stock held by the Farallon Investors or issued or issuable, whether upon conversion of any shares of Senior Preferred Stock or upon exercise of any portion of the Farallon Warrant, or otherwise, to the Farallon Investors or their respective affiliates or partners on or after December 10, 1996 and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Farallon Registrable Securities whenever such Person has the right to acquire directly or indirectly such Farallon Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. Such securities will cease to be Farallon Registrable Securities when sold pursuant to Rule 144 or any offering registered under the Securities Act.

                  "REGISTRABLE SECURITIES" means the BRS Registrable Securities, the Farallon Registrable Securities, the Rosewood Registrable Securities, the Canterbury Registrable Securities and the Executive Registrable Securities.

         2. AMENDMENTS TO SECTION 10X"NOTICES". Section 10 of the Registration Rights Agreement is hereby amended to insert the following address for notices, demands and other communications to be sent to Canterbury Detroit after such address for Canterbury:

                  To Canterbury Detroit:

                  Canterbury Detroit Partners, L.P.
                  600 Fifth Avenue, 23rd Floor
                  New York, New York 10020
                  Attention:  Patrick N.W. Turner
                  Facsimile No.: (212) 332-1584

                  With a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019-7475
                  Attention:  Mayme Greer, Esq.
                  Facsimile No.:  (212) 474-3700

                  To Rosewood:

                  Rosewood Capital Partners, L.P.



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                  One Maritime Plaza
                  Suite 1330
                  San Francisco, California 94111
                  Attention: Kyle A. Anderson
                  Facsimile No.:  (415) 362-1192

                  With a copy to (which shall not constitute notice to Rosewood):

                  Preston Gates & Ellis, LLP
                  One Maritime Plaza
                  Suite 2400
                  San Francisco, California 94111
                  Attention: Lawrence B. Low, Esq.
                  Facsimile No.:  (415) 788-8819

         3. AMENDMENTS TO SECTION 11X"MISCELLANEOUS". Section 11 of the Registration Rights Agreement is hereby amended by inserting the following clause (k) immediately after clause (j) in such Section 11:

                  (k) JOINDER BY THE ROSEWOOD INVESTOR. The parties to this Agreement acknowledge and agree that the Rosewood Investor shall not have any rights, duties or obligations under this Agreement unless and until the Rosewood Investor actually acquires shares of Senior Preferred Stock and the Shareholder Warrants to be issued to it pursuant to the terms and conditions of the Second Senior Preferred Stock Purchase Agreement. Effective upon such issuance, the Rosewood Investor shall automatically become bound by the terms and provisions of this Agreement as indicated herein.

         4. MISCELLANEOUS.

                  (a) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (b) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (c) COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

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                  (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  (e) REFERENCES. Any reference to the Registration Rights Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

                  (f) CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Registration Rights Agreement. The parties hereto expressly do not intend to extinguish the Registration Rights Agreement. Instead, it is the express intention of the parties hereto to reaffirm the obligations created under the Registration Rights Agreement. The Registration Rights Agreement as amended hereby remains in full force and effect.

                                     * * * *


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                   TOWN SPORTS INTERNATIONAL, INC.

                                   By:__/s/ Richard Pyle
                                   Name: Richard Pyle
                                   Title: CFO


                                  BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                  By:      BRS Partners, Limited Partnership
                                  Its:     General Partner


                                  By:___/s/ Stephen Edwards
                                  Name: Stephen Edwards
                                  Title: Principal


                                  CANTERBURY DETROIT PARTNERS, L.P.

                                  By:      Canterbury Detroit, LLC
                                  Its:     General Partner


                                  By:____/s/ Nicholas Dunphy
                                  Name: Nicholas Dunphy
                                  Title: Member


                                  CANTERBURY MEZZANINE CAPITAL, L.P.

                                  By:      Canterbury Capital, LLC
                                  Its:     General Partner

                                  By:___/s/ Nicholas Dunphy
                                  Name: Nicholas Dunphy
                                  Title: Member




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                                  FARALLON CAPITAL PARTNERS, L.P.

                                  By:      Farallon Partners, L.L.C.
                                  Its:     General Partner


                                  By:_/s/  Jason Fish
                                  Name:    Jason Fish
                                  Title:   Principal


                                  FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

                                  By:      Farallon Partners, L.L.C.
                                  Its:     General Partner


                                  By:_/s/  Jason Fish
                                  Name:    Jason Fish
                                  Title:   Principal



                                  RR CAPITAL PARTNERS, L.P.

                                  By:      Farallon Partners, L.L.C.
                                  Its:     General Partner


                                  By:_/s/  Jason Fish
                                  Name:    Jason Fish
                                  Title:   Principal


                                  FARALLON CAPITAL INSTITUTIONAL PARTNERS II,
                                  L.P.

                                  By:      Farallon Partners, L.L.C.
                                  Its:     General Partner


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                                  By:_/s/  Jason Fish
                                  Name:    Jason Fish
                                  Title:   Principal





                                  ROSEWOOD CAPITAL, L.P.

                                  By:      Rosewood Capital Associates, L.P.
                                              its General Partner


                                  By:__/s/ Kyle A. Anderson
                                  Name:    Kyle A. Anderson
                                  Title:   Principal



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                            EXECUTIVE SIGNATURE PAGE


/s/ Richard Pyle
--------------------------
Richard Pyle


/s/Mark Smith
--------------------------
Mark Smith


/s/Robert Giardina
--------------------------
Robert Giardina


/s/Alexander Alimanestianu
--------------------------
Alexander Alimanestianu